Exhibit 23.2


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of American Italian Pasta Company for the registration of 686,666 shares of its common stock and to the incorporation by reference therein of our report dated October 25, 2000, with respect to the consolidated financial statements of American Italian Pasta Company included in its Annual Report (Form 10-K) for the year ended September 29, 2000, filed with the Securities and Exchange Commission.


                                                Ernst & Young LLP

Kansas City, Missouri
January 9, 2001